                                                                     EXHIBIT 2.3

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (the "AGREEMENT") is dated as of November 24, 1997, and is entered into by and among Coda Energy, Inc., a Delaware corporation ("CODA"), Taurus Holdings Corp., a Delaware corporation ("HOLDINGS"), Continental Natural Gas, Inc., an Oklahoma corporation ("CNG"), Continental/Taurus Holdings Company, L.L.C., an Oklahoma limited liability company ("ACQUISITION 'A'"), Continental/Taurus Acquisition Corp., a Delaware corporation ("ACQUISITION 'B'"), and Continental Holdings Company, an Oklahoma corporation ("CHC").

                                R E C I T A L S

         WHEREAS, Coda is the owner of Holdings, and Holdings and Coda are the owners of Taurus Energy Corp., a Texas corporation ("TAURUS CORP."); and

         WHEREAS, CHC and Acquisition "B" desire to purchase, and Coda and Holdings desire to sell, Taurus Corp.; and

         WHEREAS, Coda and Holdings are the owners of Continental/Taurus Energy Company, L.P., a Delaware limited partnership ("TAURUS L.P."), with Coda being designated the general partner thereof and holding a 1% equity interest therein and Holdings owning a 99% equity interest as sole limited partner; and

         WHEREAS, prior to the transaction contemplated by this Agreement, Coda and Holdings shall cause Taurus Corp. to merge into Taurus L.P. (unless otherwise stated herein "TAURUS" shall mean Taurus Corp. prior to its merger into Taurus L.P. and Taurus L.P. after said merger); and

         WHEREAS, CNG is the owner of Acquisition "A" and Acquisition "A" is the owner of Acquisition "B"; and

         WHEREAS, the parties intend that Holdings shall merge with and into Acquisition "B" and CHC shall acquire Coda's general partner interest in Taurus L.P.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Coda, Holdings, CNG, CHC, Acquisition "A" and Acquisition "B" hereby agree as follows:

                               A G R E E M E N T

1.       MERGER OF TAURUS AND ACQUISITION

         1.01 The Merger. (a) Upon the terms and subject to the satisfaction or, if permissible, waiver of the conditions of this Agreement, at the Effective Time (as defined below), Holdings shall merge (the "MERGER") with and into Acquisition "B" in accordance with the applicable provisions of the Delaware General Corporation Law, as amended (the "DGCL"), and the separate existence of Holdings shall thereupon cease, and Acquisition "B", which shall be and which is hereinafter sometimes referred to as the "SURVIVING CORPORATION," shall continue its corporate existence under the laws of the State of Delaware. From and after the Effective Time, the Surviving Corporation shall possess all of the rights,
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privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the constituent entities, all as set forth in Section 259 of the DGCL.

                 (b) In connection with the Merger, CHC shall acquire the general partnership interest in Taurus L.P. held by Coda and shall assume all liabilities, duties and rights of a general partner therein.

         1.02 Effective Time. On the date of the closing of the Merger referred to in Section 1.07 hereof, a certificate of merger (the "CERTIFICATE OF MERGER") in such form as required by, and executed in accordance with, the relevant provisions of the DGCL shall be filed with the Secretary of State of Delaware. The Merger shall become effective at the time (the "EFFECTIVE TIME") of such filing or at such later time as the parties hereto shall have provided in such certificate.

         1.03 Certificate of Incorporation and Bylaws of the Surviving Corporation. The Certificate of Incorporation and Bylaws of Acquisition "B," each as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by law.

         1.04 Directors and Officers. The persons set forth on Schedule 1.04 shall be the directors and officers of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Bylaws of the Surviving Corporation, until their successors are duly elected and qualified, or their earlier death, resignation or removal.

         1.05 Conversion of Holdings Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, the common stock, par value $.01 per share (the "HOLDINGS SHARES"), of Holdings outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive cash in the amount of $41,580,000 cash (the "HOLDINGS CONSIDERATION").

         1.06 Payment for Partnership Interest. At the Closing, Coda shall convey and assign its partnership interest in Taurus L.P. to CHC for $420,000 cash (the "GP CONSIDERATION").

The GP Consideration and the Holdings Consideration shall be collectively referred to herein as the "MERGER CONSIDERATION."

         1.07 Closing. A closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at 10:00 a.m., Central Time, in the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, on November 25, 1997 (the "CLOSING DATE").

         1.08    Closing Obligations. At the Closing:

         (a) Coda shall deliver or cause to be delivered to CNG (i) resignations of each of the officers and directors of Holdings, (ii) a certificate evidencing the Holdings Shares, (iii) an assignment of Coda's partnership interest in Taurus L.P., and (iv) all other certificates, documents or materials required pursuant to the terms of this Agreement.

         (b) CNG shall deliver or cause to be delivered to Coda (i) the Merger Consideration by wire transfer to an account designated by Coda, (ii) an assumption agreement of CHC assuming all of Coda's duties, obligations and liabilities as general partner of Taurus L.P., and (iii) all other certificates, documents or materials required pursuant to the terms of this Agreement.





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2.       REPRESENTATIONS AND WARRANTIES OF CODA

         2.01 Coda hereby represents and warrants to CNG and Acquisition "A" as of the date hereof as follows:

         (a) Organization and Good Standing. Coda is a duly incorporated, validly existing corporation in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its respective business as it is now being conducted. Coda has not received any notice of proceedings and there are no threatened proceedings relating to the revocation or modification of any such power or authority.

         (b) Authority Relative to this Agreement. Coda and Holdings have the requisite corporate power and authority to execute and deliver this Agreement and all other agreements, instruments, documents and certificates executed and delivered (or to be executed and delivered) by it or on its behalf at or before Closing pursuant to this Agreement and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement by Coda and Holdings and the consummation by Coda and Holdings of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Coda and Holdings and no other corporate proceedings on the part of Coda and Holdings are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Coda and Holdings and constitutes the legal, valid and binding obligation of Coda and Holdings enforceable against Coda and Holdings in accordance with its terms.

         (c) Ownership. At the Closing Date, Coda is the sole general partner of Taurus L.P. and has good and marketable title to such partnership interest and the absolute right to sell, transfer, assign and deliver its partnership interest to CHC in accordance with the terms hereof, free and clear of all liens, pledges, encumbrances and/or adverse claims of any kind. Coda is the sole stockholder (record and beneficial) of Holdings and has good and marketable title to the Holdings Shares and the absolute right to exchange the Holdings Shares held by Coda for the GP Consideration in accordance with the terms hereof, free and clear of all liens, pledges, encumbrances and/or adverse claims of any kind. Holdings is the sole limited partner of Taurus L.P. and has good and marketable title to such partnership interest and the absolute right to exchange the partnership interest for the Holdings Consideration. Each of the partnership interests described are herein referred to collectively as the "PARTNERSHIP INTERESTS".

         (d) Organization and Good Standing of Taurus and Holdings. Taurus Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to own, lease, or operate all properties and assets now owned, leased or operated by it and to carry on its business as it is now being conducted. Taurus Corp. currently does business only in the State of Texas. Taurus Corp. has not received any notice of proceedings and there are no threatened proceedings relating to the revocation or modification of any such power or authority. Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority (i) to own, lease or operate all properties and assets then owned, leased or operated by it and (ii) to consummate the transactions contemplated by this Agreement. Holdings has not received any notice of proceedings and there are no threatened proceedings relating to the modification of any such power or authority. Taurus L.P. is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and lawful authority (i) to own, lease or operate all properties and assets owned, leased or operated by it and (ii) to consummate the transactions contemplated by this Agreement. Taurus L.P. has conducted business solely within the State of Texas. Taurus L.P. has





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not received any notice of proceedings and there is no threatened proceedings relating to the modification of any such power or authority.

         (e)     Capitalization of Taurus and Holdings.

                 (i) The total authorized capital stock of Taurus Corp. consists of 1,000 shares of common stock, par value $1.00 per share (the "TAURUS SHARES"). All of the Taurus Shares are outstanding, are held of record and beneficially owned by Coda and have been duly authorized and validly issued and are fully paid and non-assessable, and no person has any preemptive or preferential rights in respect thereof. Taurus holds no treasury stock. The Partnership Interests constitute all of the issued and outstanding equity interests in Taurus L.P. and are fully paid and non-assessable, and no person has any preemptive or preferential rights in respect thereof.

                 (ii) Taurus Corp. does not have authorized, outstanding or reserved for issuance any securities convertible into or exchangeable or exercisable for any shares of its capital stock, nor are there any outstanding, reserved or authorized subscriptions, options, warrants, calls, rights, commitments, conversion or exchange rights, redemption or repurchase rights or any other agreements, understandings, or arrangements of any character (other than those contemplated by this Agreement) obligating Taurus to issue or acquire, redeem or repurchase any shares of its capital stock or any other securities convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, nor are there any agreements or understandings with respect to the voting of its capital stock.

                 (iii) The total authorized capital stock of Holdings consists of 1,000 shares of common stock, par value $0.01 per share (the "HOLDINGS SHARES"). All of the Holdings Shares are outstanding, are held of record and beneficially owned by Coda and have been duly authorized and validly issued and are fully paid and non- assessable, and no person has any preemptive or preferential rights in respect thereof. Holdings holds no treasury stock. Holdings does not have any outstanding, reserved or authorized subscriptions, options, warrants, calls, rights, commitments, conversion or exchange rights, redemption or repurchase rights or any other agreements of any character relating to its capital stock (except as contemplated by this Agreement).
         There are no buy-sell or cross-purchase agreements, options or rights of refusal or purchase agreements of any kind relating to the Holdings Shares (other than as contemplated by this Agreement).

                 (iv) Neither Coda nor Taurus is a party to or bound by any oral or written agreement, contract, arrangement or understanding (A) to issue or transfer any shares of Holdings capital stock or the Partnership Interests, other than in connection with the consummation of the transactions contemplated by this Agreement, (B) giving any person or entity any interest in, or any right to share, participate in, or receive any portion of the revenues, income or profits of Taurus or Holdings or (C) obligating Taurus or Holdings to distribute any portion of any of its revenues, income or profit.

                 (v) None of the Taurus Shares, the Holdings Shares or the Partnership Interests has been issued in violation of federal or state securities laws.

         (f)     Equity Interests.

                 (i) Immediately after Closing, Acquisition "B" shall own Holdings' partnership interest in Taurus free and clear of all liens, mortgages, pledges, encumbrances, charges,





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         agreements, preferential rights of purchase, claims, restrictions and defects of title (other than those created by CNG, Acquisition "A," CHC or Acquisition "B"), and there shall be no outstanding options, warrants or rights to purchase any equity interest of Taurus L.P. (other than those created by CNG, CHC, Acquisition "A" or Acquisition "B"). Immediately after Closing, CHC shall own Coda's partnership interest in Taurus free and clear of all liens, mortgages, pledges, encumbrances, charges, agreements, preferential rights of purchase, claims, restrictions and defects of title (other than those created by CNG, CHC or Acquisition "A"). Neither Coda, Acquisition "A," Acquisition "B" nor Holdings has or will have any obligation to issue or transfer any interest in Taurus L.P. (other than those created by CNG, CHC, Acquisition "A" or Acquisition "B"and other than as contemplated by this Agreement).

                 (ii) Coda does not have any obligation to issue or transfer any shares of Holdings' capital stock (other than those contemplated by this Agreement).

                 (iii)    Taurus does not own any subsidiaries.

                 (iv) The sole asset of Holdings is its 99% limited partner's interest in Taurus, L.P. Holdings has no other assets and Holdings has no liabilities whatsoever.

         (g) No Conflict; Governmental Notices and Consents. For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" means any change, effect or matter that is or is reasonably likely to be materially adverse to the indicated person's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities), taken as a whole. "LOSS" shall mean the amount that would be required to be contributed to the affected person at the Closing Date so that the affected person would be in the same economic position as it would have been if such adverse change, effect or matter had not occurred and would not occur.

                 (i) Except as disclosed in Schedule 2.01(g)(i) or elsewhere in this Agreement and except for the transactions contemplated by this Agreement, the execution and delivery of this Agreement by Coda does not, and the consummation of the transactions contemplated hereunder by Coda, Holdings and Taurus and compliance by Coda, Holdings and Taurus with the provisions hereof shall not, (A) conflict with or violate the respective charter, Bylaws, or resolutions of the Board of Directors or stockholders, each as amended, of Coda, Holdings or Taurus, (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Coda, Holdings or Taurus or by which any of them or Taurus' properties, the Taurus Shares, the Holdings Shares or the Partnership Interests are bound or specifically affected, (C) give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify any Permit (defined below), or (D) conflict with, require any consent, waiver, approval, notice, authorization or action under, violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, accelerate or permit the acceleration under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Taurus, the Taurus Shares, the Holdings Shares or the Partnership Interests pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, deed, assignment, conveyance, license, permit, franchise or other instrument or obligation to which Taurus is bound or a party, or to which any of the assets of Taurus, the Taurus Shares, the Holdings Shares or the Partnership Interests is bound or specifically affected, except for, in the case of clauses
         (B), (C) and (D), any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.





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                 (ii)     Except as set forth herein and except for the
         pre-merger notification and clearance required under the HSR Act (as defined herein), the execution and delivery of this Agreement by Coda does not, and the performance of this Agreement by Coda shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

         (h) Financial Statements. True and correct copies of the unaudited balance sheets of Taurus as of December 31, 1995 and 1996 (the "TAURUS BALANCE SHEETS") and the unaudited statements of operations, cash flows and stockholder's equity for the years ended December 31, 1995 and 1996 (the Taurus Balance Sheets and such other statements being referred to herein as the "TAURUS FINANCIAL STATEMENTS"), have been delivered to CNG. True and correct copies of the unaudited balance sheet of Taurus as of September 30, 1997 (the "TAURUS INTERIM BALANCE SHEET") and the unaudited statements of operations, cash flows and stockholder's equity for the nine months ended September 30, 1997, have been delivered to CNG prior to the date hereof (the Taurus Interim Balance Sheet and such other statements being referred to herein as the "TAURUS INTERIM FINANCIAL STATEMENTS"). The Taurus Financial Statements and the Taurus Interim Financial Statements (collectively, the "FINANCIAL STATEMENTS") were prepared in accordance with the books and records of Taurus and are complete and correct in all material respects and present fairly, in all material respects, the financial position, results of operations, changes in stockholder's equity and cash flows of Taurus as of the dates and for the periods indicated, in each case in conformity with Generally Accepted Accounting Principles ("GAAP") applied on a basis consistent with preceding years and throughout the periods involved, except as otherwise disclosed in such Financial Statements.

         (i) Basic Documents. For purposes of this Agreement, the term "TAURUS PROPERTIES" shall mean all gas processing or liquids extraction plants and facilities, gas gathering systems, pipelines, and associated equipment, materials, and other real and personal property relating or pertaining thereto owned or leased (or purported to be owned or leased) by Taurus, and all related real property interests, facilities and production therefrom and all other assets currently owned or leased by Taurus in connection with the operation of its business (excluding the Excluded Taurus Assets (as defined herein) and including the Additional Taurus Assets (as defined herein), when acquired); "TAURUS BASIC DOCUMENTS" shall mean all contracts, agreements, leases, deeds, assignments, conveyances, transfers and other documents or instruments under and by virtue of which Taurus owns, operates, and/or acquired (or claims to own, operate or have acquired) the Taurus Properties or which relate to the Taurus Properties, and all contractually binding arrangements to which the Taurus Properties may be subject and which shall be binding on Taurus after the Closing, including the documents set forth on Schedule 2.01(i). Set forth on
Schedule 2.01(i) is a list of all gas purchase agreements, gas sales agreements, gas processing agreements, gas transportation agreements, natural gas liquids sales agreements and equipment operating leases currently in effect to which Taurus is a party. (i) All Taurus Basic Documents are in full force and effect and are the valid and legally binding obligations of the parties thereof and are enforceable in accordance with their respective terms, except where a failure of any of the above, singly or in the aggregate, would not have a Material Adverse Effect; (ii) Taurus is not in breach or default with respect to any of its obligations pursuant to any such Taurus Basic Document or any laws, rules or regulations incorporated therein or governing same, except where such breach or default would not have a Material Adverse Effect; (iii) all payments due under the Taurus Basic Documents have been made by Taurus, except where a failure to make any such payment, singly or in the aggregate, would not have a Material Adverse Effect; (iv) there has not occurred any event, fact or circumstance which would constitute a breach or default on the part of Taurus or, on the part of any other party thereto, of its obligations under any Taurus Basic Document, except where such breach or default, singly or in the aggregate, would not have a Material Adverse Effect; and (v) neither Taurus nor any other party to any Taurus Basic Document has given or threatened to give notice of any legal action to terminate, cancel, rescind or procure a judicial reformation of any Taurus





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Basic Document or any provision thereof, except where the effect of such termination, cancellation, rescission or procurement, singly or in the aggregate, would not have a Material Adverse Effect.

         (j) Books and Records. The books of account, minute books, stock record books and other records of Taurus have been maintained in accordance with applicable legal and accounting requirements and good business practices, reflect only valid, bona fide transactions, and are complete and correct in all material respects, and accurately reflect in all material respects the basis for the financial condition and results of operations of Taurus as set forth in the Financial Statements (excluding the treatment of administrative services fees charged by Coda and the related tax effect thereof). Taurus has heretofore delivered or made available to CNG true and correct copies of the Articles of Incorporation and Bylaws (each as amended), minute book and stock records of Taurus. Prior to Closing, Coda shall make available to CNG true and correct copies of the formation and governing instruments of Taurus L.P. and Holdings.

         (k) Tax Matters. Except as disclosed in Schedule 2.01(k), all United States federal, state and local tax and other returns and reports that were required to be filed for all taxes (including employment and withholding taxes), levies, premium taxes and assessments, fees, license and registration fees or charges of any nature whatsoever (hereinafter collectively, "TAXES") owed by Taurus have been accurately prepared and duly and timely filed (and through the Closing Date shall be timely filed) and reflect or shall reflect the liability of Taurus for Taxes in all material respects, and all Taxes of Taurus shown thereby to be payable have been paid or shall be paid when due. No waivers of statutes of limitations are in effect with respect to any United States federal income, employment or excise taxes, or state income or franchise taxes, for Taurus. Except as disclosed in Schedule 2.01 (k), Taurus is not delinquent in the payment of any tax, assessment or governmental charge, there is no tax deficiency asserted against Taurus, and there is no unpaid assessment, deficiency or delinquency in the payment of any Taxes, or any proposal for additional Taxes or any violation of any federal, state, local or foreign tax law that could be asserted by any taxing authority. There are no tax liens upon any material properties or assets of Taurus or any of the Taurus Shares. No Internal Revenue Service, state or local audit, investigation or proceeding regarding Taurus is pending or, to the knowledge of Coda, threatened. All monies required to be withheld by Taurus from employees or collected from customers for income taxes, social security and employment insurance taxes and sales, excise, severance and use taxes, and the portion of any such taxes to be paid by Taurus to governmental agencies or set aside in accounts for such purpose have been approved, reserved against and are entered upon the books of Taurus and reflected on the Financial Statements. Taurus has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE"), concerning collapsible corporations. Taurus has not made any material payments, is not obligated to make any material payments, and is not a party to any agreement that under any circumstances could obligate it to make any material payments that would not be deductible under Code Section 280G. Taurus has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Taurus is not a party to any tax allocation or sharing agreement except for its obligations to Coda under Coda's consolidated federal income tax return and except as otherwise contemplated by this Agreement. Taurus (i) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Coda) and (ii) has no liability for the taxes of any person under Treas. Reg. 1.1502-6 (or any similar provision, state or foreign law), as a transferee or successor, by contract, or otherwise.

         (l) Absence of Changes. Since September 30, 1997, the business of Taurus has been operated in the ordinary course, and except as disclosed in
Schedule 2.01(l) or as contemplated by this Agreement, there has not been since September 30, 1997:

                 (i) any adverse change in the condition (financial or other), operations, assets, liabilities or business of Taurus, except changes arising in the ordinary course of business;

                 (ii) any material damage, destruction or loss (whether or not covered by insurance) affecting the Taurus Properties or the business prospects of Taurus;

                 (iii) any change in the financial or tax accounting methods, principles, procedures, or practices (including but not limited to depreciation, amortization or inventory valuation policies or rates) followed by Taurus;

                 (iv) any settlement, release or forgiveness of any material claim or litigation or waiver of any material right by Taurus other than in the ordinary course of business;

                 (v) any declaration, setting aside, or payment of, any dividend or other distribution on or in respect of shares of the capital stock of Taurus or any direct or indirect redemption, retirement, purchase or other acquisition of any such shares or any amendment of any term of any outstanding equity security;

                 (vi) any sale, lease, assignment, license, transfer, distribution, abandonment or other disposition of any interest in any material asset of Taurus, or any agreement or proposal with respect thereto except for those in the ordinary course of business;

                 (vii) the incurrence or discharge by Taurus of any material indebtedness, obligation, or liability other than those arising in the ordinary course of business (whether direct or indirect, and including without limitation indebtedness for borrowed money, absolute and contingent lease obligations, purchases on a credit or installment basis, assumptions, guaranties and endorsements) or any material amendment of any term of any such outstanding indebtedness;

                 (viii) any capital expenditures (other than capital expenditures set forth on Schedule 2.01(l)) made by Taurus, or any agreement or commitment by Taurus to make capital expenditures for additions to property, plant or equipment, except for expenditures, agreements and commitments not exceeding $50,000 in the aggregate;

                 (ix) any increase in the amount of fees, salaries, bonuses or other compensation paid, payable or to become payable by Taurus to any of its officers, directors, employees or agents, or any agreement with respect thereto;

                 (x) the commencement of providing, or any increase in, any benefits by Taurus under any compensation, bonus, insurance, retirement or other employee benefit plan;

                 (xi) the occurrence of any transaction or event in which Taurus entered into, modified, renewed, extended, or terminated any material agreement to which it is a party other than (A) as expressly permitted by this Agreement or (B) in the ordinary course of business;

                 (xii) the occurrence of any transaction or event in which Taurus proposed, entered into or adopted any new benefit plan for its employees;

                 (xiii) any employment, compensation, consulting or collective bargaining agreements entered into by Taurus with any person or group;

                 (xiv) any lien, security interest, or other encumbrance or claim created on or arising with respect to any material property or assets of Taurus;

                 (xv) any failure of Taurus to pay or discharge any current, material liability within ninety (90) days after it became due and payable;

                 (xvi) the occurrence of any transaction or event in which any material rights or claims of Taurus were forgiven, compromised, canceled, released, waived, or permitted to lapse;

                 (xvii) the occurrence of any event in which the book value of any material amount of the assets of Taurus has been written up, written down, or written off;

                 (xviii) acceleration, termination, material modification to, or cancellation of any material agreement, contract, lease or license to which Taurus is a party or by which it is bound, other than in accordance with its terms or in the ordinary course of business;

                 (xix) any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (i) mechanics, materialmans and similar liens, (ii) liens for taxes not yet due and payable, (iii) purchase money liens and liens securing rental payments under capital lease arrangements and (iv) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money upon any of its assets, tangible or intangible;

                 (xx) any material capital investment in, or any material loan to, any other person by Taurus outside the ordinary course of business;

                 (xxi) creation, incurrence, assumption or guaranty by Taurus of more than $25,000 in aggregate indebtedness for capitalized lease obligations except for intercompany borrowings from Coda incurred in the ordinary course of business;

                 (xxii) any change made or authorized in the Articles of Incorporation or Bylaws of Taurus;

                 (xxiii) issuance, sale or other disposition of any of Taurus' capital stock or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of Taurus' capital stock;

                 (xxiv) any loan by Taurus to, or any other transaction by Taurus with, any of its directors, officers and employees outside the ordinary course of business;

                 (xxv) to the knowledge of Coda, any material decline in the stockholder's equity shown on the Taurus Interim Balance Sheet, determined using the same accounting principles applied in the preparation of the Taurus Interim Balance Sheet;

                 (xxvi) any other action taken by Taurus which has had or reasonably could be expected to have a Material Adverse Effect and that was not (A) in the ordinary course of business, (B) in accordance with past practices consistently applied or (C) expressly permitted by this Agreement.

         (m) Governmental Permits. (i) Taurus has all governmental bonds, licenses, permits, approvals, authorizations, exemptions, registrations, variances, franchises, privileges, immunities, grants, ordinances, classifications and certificates (hereinafter collectively, "PERMITS") necessary to conduct its operations in a lawful manner and in the manner that it is currently conducted, other than any failure which would not have a Material Adverse Effect, (ii) all such Permits are valid, in full force and effect and enforceable by Taurus, and there does not exist under any of them any default or violation, or event which, with notice or lapse of time or both, would constitute any default or violation, other than any such default or event which would not have any Material Adverse Effect, (iii) none of the rights of Taurus under any Permits shall be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of Taurus thereunder shall be enforceable by Taurus after the Closing Date without the consent or agreement of any party, and (iv) Taurus has not received any written notice that any of such Permits have been or are threatened to be, and to the knowledge of Coda such Permits have not been threatened to be, revoked, canceled, suspended or modified.

         (n)     Employee Benefits.

                 (i) Except as disclosed in Schedule 2.01(n), Taurus does not maintain or sponsor, nor is it required to make contributions to nor does it otherwise have any liability with respect to, any pension, profit sharing, thrift, or other retirement plan, employee stock ownership plan, deferred compensation, stock purchase, performance share, bonus or other incentive or compensation plan, severance plan, health or group insurance plan, welfare plan, or other similar arrangement or plan (each a "PLAN" and collectively, the "PLANS"), whether or not such plan is intended to be qualified under the Code, including, without limitation, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which Plan covers any employee or former employee of Taurus or any other person who performs services to, in the name of or on behalf of Taurus or its business.

                 (ii) Each Plan has been administered in compliance with all federal and state laws and in accordance with the terms of such Plan, other than violations which would not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement shall not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable by Taurus in respect of any employee.

         (o)     Employment Agreements and Labor Relations.

                 (i) Taurus has no employment, consulting or collective bargaining agreements and has no obligations, contingent or otherwise, under any employment or consulting agreement, or collective bargaining agreement or other contract with a labor union or employee group.

                 (ii) There exists (A) no charges of discrimination or lawsuits involving alleged violations of any fair employment law, wage payment law or occupational safety and health law, and (B) no pending or, to the knowledge of Coda, threatened litigation arising out of employment relationships or practices by any applicant, employee or former employee of Taurus or any representative of any such person or persons.

                 (iii) Coda, for the account of and solely with respect to Taurus, complies in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including without limitation those relating to wages, hours, concerted activity, non-discrimination and the payment and withholding of taxes, and Taurus has no accrued liability for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                 (iv) No unfair labor practice complaint against Taurus is pending or, to the knowledge of Coda, threatened before the National Labor Relations Board or any other court, tribunal or agency. No collective bargaining agreement is currently being negotiated by Taurus, and Taurus has not experienced any material labor difficulty.

                 (v) To the knowledge of Coda, (A) no employee of Taurus is in violation of any term of any employment contract, or any other contract or agreement or any other common law obligation to a former employer relating to the right of any such employee to be employed by Taurus; and, (B) the employment of Taurus' employees does not subject Taurus to liability in connection with such covenants or agreements.

         (p) Litigation. There is (i) no suit, proceeding, action or claim pending or, to the knowledge of Coda, threatened, (ii) no investigation or inquiry by any administrative agency or governmental body pending or, to the knowledge of Coda, threatened, and (iii) no legal, administrative or arbitration proceeding pending or, to the knowledge of Coda, threatened, to which Taurus is or might become a party or which relates to or affects the business or assets of Taurus or the Taurus Shares and, to the knowledge of Coda, there exists no reasonable basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding. There is no outstanding order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against or affecting the capital stock, assets or business of Taurus that could have a Material Adverse Effect.

         (q) Environmental Matters. Except as disclosed in Schedule 2.01(q), to the knowledge of Coda (i) Taurus (A) is not in violation of and has complied with Environmental Laws (as defined herein) in all respects, other than where any such violation or failure of compliance would not have a Material Adverse Effect, (B) has obtained and been in substantial compliance with all of the terms and conditions of all material Permits, which are required under Environmental Laws, other than where any failure to do so would not have a Material Adverse Effect, and (C) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental Laws, other than where any failure to do so would not have a Material Adverse Effect; (ii) Taurus has no material liability, and Taurus has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could give rise to any material liability, for damage to any site, location, or body of water, or for any reason under any Environmental Law; (iii) there are no underground storage tanks (as defined under Environmental Laws) located under any Taurus Site (as defined below); and
(iv) there are no obligations, undertakings or liabilities of third parties arising out of or relating to Environmental Laws which Taurus has agreed to assume or retain, by contract or otherwise. Taurus has not been named as a potentially responsible party under, and no facility or property owned, leased or operated by Taurus (each, a "TAURUS SITE") has been nominated or identified as a facility which is subject to an existing or potential claim under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or comparable Environmental Laws, and none of the Taurus Sites is subject to a lien arising under any Environmental Laws. Except as disclosed in Schedule 2.01(q), neither Coda nor Taurus has received any notices of any violation of, noncompliance with, or remedial obligation under, Environmental Laws, relating to the ownership, use, maintenance, operation of, or conduct of business related to, any Taurus Site or assets of Taurus, nor are there any writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to the knowledge of Coda, threatened, relating to the ownership, use, maintenance, operation of, or conduct of business related to, any Taurus Site or assets of Taurus. For purposes of this Agreement, "ENVIRONMENTAL LAWS" means any applicable federal, state, or local laws, rules or regulations, common law or strict liability provisions, and any judicial or administrative interpretations thereof, including any judicial or administrative orders or judgments, relating to health, safety, industrial hygiene, pollution or environmental matters in effect as of the execution date of this Agreement.

         (r) Undisclosed Liabilities. To the knowledge of Coda, Taurus does not have any material debts, guarantees, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, (i) that, as of the date of the Financial Statements, were not accrued or reserved against in the Financial Statements or disclosed in the notes thereto; (ii) that were incurred after the date of the latest Financial Statements other than in the ordinary course of business; or (iii) that singly or in the aggregate have or can reasonably be expected to have a Material Adverse Effect.

         (s) Title. Taurus has good and defensible title to or a valid leasehold interest in all personal property and real property interests, excluding rights of way and easements, comprising any material portion of the Taurus Properties. Except as disclosed on Schedule 2.01(s), all such personal property and real property interests, including rights of way and easements, are free and clear of all material mortgages, liens, pledges, security interests and encumbrances, except as set forth in the Financial Statements. Such title is not subject to being reduced by virtue of any reversionary or back-in interests. To the knowledge of Coda, (i) Taurus' easements and rights-of-way (the "RIGHTS OF WAY") constitute all of the rights of way and easements necessary for the operation of Taurus' business consistent with past practices; (ii) each of the Rights of Way material to the operation of Taurus' business was duly and validly granted or otherwise created by the grantor thereof, is a valid and binding easement, and is in full force and effect in accordance with its terms; (iii) the Rights of Way material to the operation of Taurus' business include all of the rights necessary for the use, operation and maintenance of Taurus' business in accordance with past practices; and, (iv) there is no default by Taurus under, nor has any event occurred which with notice or the passage of time would constitute a default under, any Rights of Way material to the operation of Taurus' business.

         (t) Plants, Facilities and Equipment. All gas processing plants, gas gathering systems and other material improvements, fixtures and equipment owned in whole or part by Taurus that are necessary to conduct normal operations have been maintained in a condition adequate to conduct normal operations and in a manner consistent with past practices.

         (u) Compliance with Laws. Except with respect to Environmental Laws (which are addressed solely in Section 2.01(q)), Taurus is not in violation of, nor are any of its assets subject to any claim or liability, pending or, to the knowledge of Coda, threatened criminal or civil, arising out of any violation of, any national, state, local or other law, ordinance, regulation, writ, injunction, order or decree, restrictive covenant, deed, leases or restrictions relating to the Taurus Properties or the operations or conduct of Taurus' business, except where any such violation, singly or in the aggregate, would not have a Material Adverse Effect. To the knowledge of Coda, no event has occurred that has resulted or would reasonably be expected to result in a claim by, or which may entitle any officer, director, employee or agent of Taurus to indemnification under the provisions of the Articles of Incorporation or Bylaws (each as amended) of Taurus, any agreement of or with Taurus, or applicable Texas law.

         (v) Powers of Attorney. Taurus does not have any powers of attorney, whether tax or otherwise, or similar authorizations outstanding, other than those associated with any registration statement filed with the Securities and Exchange Commission.

         (w) Eminent Domain. Except as disclosed in Schedule 2.01(w), there are no pending or, to the knowledge of Coda, threatened proceedings before any governmental authority to take all or any part of the assets of Taurus (whether leased or owned) by condemnation or right of eminent domain.

         (x) Absence of Certain Business Practices. To the knowledge of Coda, none of Taurus or any officer or director of Taurus, nor any employee, agent or representative of Taurus has made, directly or indirectly, with respect to the business of Taurus, any illegal political contributions from Taurus corporate funds, payments from Taurus corporate funds not recorded on the books and records of Taurus, payments from Taurus corporate funds that were falsely recorded on the books and records of Taurus, payments from Taurus corporate funds to governmental officials in their individual capacities for the purpose of affecting their action or the action of the government they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions or illegal payments from corporate funds to obtain or retain business.

         (y) Brokers. No person or entity is entitled to any brokerage, finder's fee or other fee or commission payable by Taurus or Coda in connection with the transactions contemplated by this Agreement for which CNG, CHC, Acquisition "A," Acquisition "B," Holdings or Taurus could be or could become liable or obligated to pay.

         (z) Bank Debt. There is no outstanding indebtedness of Taurus to banks or other financial institutions, at the date of this Agreement.

         (aa) Accounts Receivable. Schedule 2.01(aa) contains a complete and accurate list of all receivables as of the date of the Taurus Interim Balance Sheet, which list sets forth the aging of such receivables. Except as disclosed in Schedule 2.01(aa), the trade accounts and other receivables of Taurus which are classified as current assets on the Financial Statements are bona fide receivables, were acquired in the ordinary course of business, and are stated in accordance with GAAP (applied on a consistent basis in accordance with past practices). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of any receivable.

         (bb) No Default. Taurus is not in default under and no condition exists that with notice or lapse of time or both would constitute a default under (i) its organizational documents, (ii) (except for the Taurus Basic Documents which are addressed solely in Section 2.01(i)) any mortgage, loan, agreement, contract, arrangement, lease, lease purchase, indenture or other evidences of indebtedness for borrowed money or other instrument to which Taurus is now a party or by which Taurus or any of the assets of Taurus is bound, or (iii) any judgment, order, writ, injunction, or decree, of any court, arbitrator, agency, official, authority, or other governmental body, except where such default or condition, singly or in the aggregate, would not have a Material Adverse Effect.

         (cc) Filings. Taurus has filed all reports required to be filed by it with any regulatory authority to which it must report, except where such failure, singly or in the aggregate, would not have a Material Adverse Effect, and such filed reports have been true and correct in all material respects and been completed in each case in accordance with applicable regulations and requirements. None of the information supplied by Taurus for inclusion, or actually included in any documents previously filed with any federal or state regulatory authority, was, at the respective times those documents were filed with such regulatory authority, knowingly false or misleading with respect to any material fact or knowingly omitted to state any material fact necessary in order to make the statements therein not misleading.

         (dd) Intellectual Property Rights. Taurus owns no patents, copyrights, trademarks, service marks or trade names, nor has it made any applications therefor or registrations thereof. To the knowledge of Coda, (A) Taurus has not interfered with, infringed upon, or misappropriated or otherwise come into conflict with any intellectual property rights of any other person; and, (B) Taurus is not a party to, either as licensor or licensee, and is not bound by or subject to, any license agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret, know how, invention or devices, excluding any software licensing agreements.

         (ee) Full Disclosure. No statement contained in this Agreement or in any Schedule hereto contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which was made, in order to make the statements herein or therein not misleading.

         (ff) Insurance Policies. Schedule 2.01(ff) contains a list of insurance policies covering Taurus or its employees currently in effect. Taurus is not in material default with respect to any insurance policy maintained by Taurus (including without limitation, insurance providing benefits for employees), has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion and has not waived or released any rights thereunder. Taurus has not received notice from any insurance carrier of the intention of such carrier to discontinue any insurance coverage afforded to Taurus.

3.       REPRESENTATIONS AND WARRANTIES OF CNG, ACQUISITION "A" AND
         ACQUISITION "B"

         3.01 CNG, Acquisition "A" and Acquisition "B" hereby represent and warrant to Coda as follows:

         (a) Organization and Good Standing of CNG, Acquisition "A," CHC and Acquisition "B". CNG and CHC are duly incorporated, validly existing corporations in good standing under the laws of the State of Oklahoma and have all requisite power and lawful authority to own, lease or operate all properties and assets now owned, leased or operated by them and to carry on their businesses as they are now being conducted. CNG and CHC have not received any notice of proceedings and there are no threatened proceedings relating to the revocation or modification of any such power or authority. Acquisition "A" is a duly formed, validly existing limited liability company in good standing under the laws of the State of Oklahoma and has all requisite power and lawful authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its business as it is now being conducted. Acquisition "A" has not received any notice of proceedings and there are no threatened proceedings relating to the revocation or modification of any such power or authority. Acquisition "B" is a duly incorporated, validly existing corporation in good standing under the laws of the State of Delaware and has all requisite power and lawful authority to own, lease or operate all properties and assets owned, leased or operated by it and to carry on its business. Acquisition "B" has not received any notice of proceedings and there are no threatened proceedings relating to the revocation or modification of any such power or authority.

         (b) Authority Relative to this Agreement. CNG, CHC, Acquisition "A" and Acquisition "B" each have the requisite power and authority to execute and deliver this Agreement and all other agreements, instruments, documents and certificates executed and delivered (or to be executed and delivered) by them or on their behalf at or before Closing pursuant to this Agreement and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement by CNG, CHC and Acquisition "A" and the consummation by CNG, CHC, Acquisition "A" and Acquisition "B" of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of CNG, CHC, Acquisition "A" and Acquisition "B" and no other proceedings on the part of CNG, CHC, Acquisition "A" and Acquisition "B" are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by CNG, CHC and Acquisition "A" and constitutes the legal, valid and binding obligation of CNG and Acquisition "A" enforceable against CNG, CHC and Acquisition "A" in accordance with its terms.

         (c)     No Conflict; Governmental Notices and Consents.

                 (i) The execution and delivery of this Agreement by CNG, CHC and Acquisition "A" does not and the consummation of the transactions contemplated hereunder by CNG, CHC, Acquisition "A" and Acquisition "B" and compliance by CNG, CHC, Acquisition "A" and Acquisition "B" with the provisions hereof shall not, (A) conflict with or violate the organizational or governance instruments of CNG, CHC, Acquisition "A" and Acquisition "B", or (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to CNG, CHC, Acquisition "A" and Acquisition "B" or by which CNG, CHC, Acquisition "A" and Acquisition "B" is bound or affected.

                 (ii) The execution and delivery of this Agreement by CNG, CHC and Acquisition "A" and the performance of this Agreement by CNG, CHC, Acquisition "A" and Acquisition "B" shall not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, other than the pre-merger notification and clearance under the HSR Act.

         (d) Brokers. CNG, CHC, Acquisition "A" and Acquisition "B" have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Coda, Holdings or Taurus could be or become liable or obligated in any way.

         (e) Investment Purposes. Acquisition "B" is acquiring the Holdings Shares for its own account for investment purposes and not with a view to or in connection with any resale, transfer or distribution thereof. CHC is acquiring the Taurus L.P. general partnership interest for its own account for investment purposes and not with a view to or in connection with any resale, transfer or distribution thereof. Neither CNG, CHC, Acquisition "A" or Acquisition "B" has or will have entered into any contract, undertaking, agreement or arrangement providing for the resale, transfer or distribution of the Partnership Interests or the Holdings Shares, nor have CNG, CHC, Acquisition "A" or Acquisition "B" made any proposal to or had any discussions with any person or entity with a view to entering into any such contract, undertaking, agreement or arrangement.

4.       CONDUCT OF BUSINESS PRIOR TO CLOSING

         4.01 Conduct of Business by Taurus Prior to Closing. Coda covenants and agrees that, except as set forth in Schedule 4.01 or as otherwise described in or contemplated by this Agreement, after the date of this Agreement and prior to the Closing Date, unless CNG shall otherwise agree in writing, Coda shall cause Taurus to conduct its business only in, and Coda shall cause Taurus not to take any action except in, the ordinary course of business; Coda shall cause Taurus to use its reasonable efforts to preserve substantially intact the business organization and properties of Taurus, and to preserve the present relationships of Taurus with producers, suppliers and other persons with which Taurus has significant business relations; and, by way of amplification of the foregoing and not limitation, except as set forth in Schedule 4.01 or as contemplated by this Agreement, Coda shall cause Taurus not to directly or indirectly do, or propose to do, any of the following without the prior written consent of CNG (which consent shall not be unreasonably withheld):

         (a) amend or otherwise change its existing Articles of Incorporation or Bylaws, each as amended;

         (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, lease, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of Taurus or (B) any assets of Taurus (except for sales or leases of assets in the ordinary course of Taurus' business as currently conducted and except for assets to be conveyed or assigned pursuant to Section 5.05);

         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for assets to be conveyed or assigned pursuant to Section 5.05;

         (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

         (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money, except through intercompany transactions made in the ordinary course of business, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any other person, or make any loans or advances, other than in the ordinary course of business;
(iii) enter into any contract or agreement other than in the ordinary course of business; (iv) authorize capital expenditures which in the aggregate exceed $50,000 for any one project; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this subsection, other than in the ordinary course of business;

         (f) increase the compensation payable or to become payable to Taurus' officers or employees, or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with, any director, officer or other employee of Taurus, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

         (g) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

         (h) make any tax election inconsistent with prior practices or settle or compromise any material federal, state, or local income tax liability;

         (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than to Coda in the ordinary course of business consistent with past practice, or the payment, discharge or satisfaction in the ordinary course of business of liabilities (i) reflected or reserved against in the financial statements of Taurus or (ii) incurred in the ordinary course of business; or

         (j) fail to pay its payables promptly as they become due or to make timely payment of any Taxes due, except where the same is contested in good faith.

5.       ADDITIONAL AGREEMENTS

         5.01 Access to Information; Confidentiality. Coda shall, and shall cause Taurus to, allow CNG and its representatives to conduct such due diligence review, inspection, testing and investigation of Taurus and the Additional Taurus Assets as CNG or its representatives deem necessary or advisable and permit and cause Taurus to permit CNG and its representatives on prior notice and during normal business hours to have full access to all books, data and records of Taurus, including but not limited to financial, tax, accounting, personnel, land, contracts, litigation and claims, insurance, environmental, and corporate, and furnish all such information as CNG or its representatives may reasonably request; provided, however, that such due diligence review, inspection, testing and investigation shall have been completed on or before November 24, 1997. CNG and its representatives shall have the right to make copies of any such books, data, records and other information but shall maintain the confidentiality of any of the same it obtains in accordance with that certain Confidentiality Agreement between the parties dated as of September 25, 1997 (the "CONFIDENTIALITY AGREEMENT"). Coda shall cause Taurus to permit CNG's representatives to consult with Taurus' officers, employees and agents, to inspect, test and inventory all of Taurus' assets, and to otherwise permit CNG to investigate Taurus (and the Additional Taurus Assets) and its business for all purposes of this Agreement.

         5.02 Notification of Certain Matters. Coda shall give prompt written notice to CNG, and CNG shall give prompt written notice to Coda, prior to Closing, of (i) the occurrence or non-occurrence prior to Closing of any event, the occurrence or non-occurrence of which would, with or without notice or lapse of time or both, be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, and (ii) any failure of Coda or CNG, as the case may be, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Coda shall give prompt written notice to CNG, and CNG shall give prompt written notice to Coda, of any notice or other communication from any third party (including any governmental agency) alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. After the date of this Agreement and up to Closing, promptly after any party hereto becomes aware of any event which changes in any material respect any representation or warranty made by such party in this Agreement or any statement made in any schedule hereto or in any supplemental schedule, such party shall deliver to the other parties a supplement to the appropriate schedule (or, if no appropriate schedule exists, a new schedule).

         5.03 Further Action; Further Assurances. Upon the terms and subject to the conditions hereof, Coda and CNG shall each use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, effecting the merger of Taurus Corp. into Taurus L.P. and using all reasonable efforts to obtain any licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and third parties as may be necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the transactions contemplated by this Agreement. After the Closing Date, Coda and CNG shall each, from time to time and upon request, take or cause to be taken such further action as the requesting party may reasonably request for the purpose of giving effect to or in order to carry out the transactions contemplated by this Agreement.

         5.04 Public Announcements. Coda and CNG shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law in the opinion of counsel or by any listing or similar agreement with a securities exchange or quotation system. Any press release or other public statement shall be mutually agreed upon by CNG and Coda in advance of its release.

         5.05    Transfers of Certain Assets.

         (a) Prior to the Closing Date, (i) Taurus shall convey to Coda or Coda's nominee those assets described on Schedule 5.05(a)(i) (collectively, the "EXCLUDED TAURUS ASSETS"), which assets include, without limitation, all assets relating to the Taurus Electra Plant and associated gathering facilities and that certain promissory note, dated June 15, 1997, in the original principal amount of $175,000 made by Electron 4/NW, Inc. payable to Taurus; and (ii) Coda shall convey to Taurus all of Coda's right, title and interest in and to those assets described on Schedule 5.05(a)(ii), being an approximately twelve (12) mile natural gas gathering line located in Cottle and Foard Counties, Texas and associated equipment and materials (the "ADDITIONAL TAURUS ASSETS"). Transfer of the Additional Taurus Assets shall be on terms which are mutually acceptable to Coda and CNG.

         (b) Upon transfer of the Excluded Taurus Assets to Coda or Coda's nominee, all liabilities (whether arising before or after the date of transfer) associated with the Excluded Taurus Assets shall be assumed by Coda.

         (c)     The net book value of the assets transferred pursuant to
Section 5.05(a)(i) and (a)(ii), adjusted for depreciation and capital expenditures to the effective date of transfer, shall be applied to reduce and increase, respectively, the outstanding balance of the long term debt due Coda from Taurus (the "INTERCOMPANY PAYABLE"). Immediately prior to Closing, Coda shall make a contribution to the equity of Taurus in an amount equal to the outstanding balance of the Intercompany Payable.

         (d) Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties set forth in Section 2.01 and the provisions of Section 4.01 shall have no application to and shall not otherwise cover or relate in any way to the Excluded Taurus Assets and shall apply to the Additional Taurus Assets for the period of time owned by Coda.

         5.06 Accounting Services. At the request of CNG, through January 31, 1998, Coda shall continue to perform, for Taurus' account, all gas accounting services necessary or required by Taurus in connection with its operations in the ordinary course of business, and CNG shall be responsible for providing all data to Coda necessary or required in connection with the performance of such services; provided that, Coda shall have no liability to CNG, Taurus or any other party resulting from or arising out of the performance or nonperformance of such services, except that Coda shall be liable to CNG or Taurus resulting from or arising out of Coda's gross negligence or willful misconduct. As compensation for such services, CNG shall pay or cause to be paid to Coda a fee of $40,000, paid contemporaneously with the payment of the Working Capital (as defined herein) adjustment described in Section 5.09(b).

         5.07    Files. Subject to fulfillment of any obligations arising under
Section 5.06, on or within a period of thirty (30) days after the Closing Date, Coda shall transfer or cause to be transferred to CNG any files, books, records or other documents relating to Taurus' business which are possessed by Coda and not already in the possession of CNG. Coda may make and retain copies of any of such files, books, records and documents, and CNG shall maintain or cause to be maintained the originals or photocopies thereof within its possession and control for a period of six years after Closing. Coda and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), shall be afforded reasonable access by CNG to such files, books, records or other documents of Taurus.

         5.08 Cooperation in Post-Closing Matters. Coda and CNG shall each cooperate with the other in connection with the defense by either of any suit, action, claim or proceeding, or in connection with any audit or request for information by any taxing authority, arising out of the conduct of Taurus' business prior to or after the Closing. Such cooperation shall include, at the expense of the requesting party, supplying such factual and technical information as one party shall possess and another party may reasonably require in connection with any such defense, audit or request for information or to respond to discovery proceedings in any such suit, action, claim or proceeding, and providing access to books and records as the requesting party may reasonably require. No party, however, shall be required to so cooperate if such cooperation would prejudice the rights of the party called upon to provide the information. Reimbursement of expenses hereunder shall be limited to reasonable and necessary out-of-pocket charges and expenses, including wages and salaries. Without limitation of the foregoing, each party shall give the other party all reasonable cooperation to conduct an audit of Taurus for the purpose of preparing financial statements required in connection with any filing made by such party with the Securities and Exchange Commission, annual reports to shareholders or similar reports which require audited financial statements.

         5.09    Post Closing Adjustment.

         (a) Development Capital Expenditures. For purposes of this Agreement, the term "DEVELOPMENT CAPITAL EXPENDITURE" shall mean any capital expenditure for gas processing plant and gathering system expansions, extensions, enlargements, improvements or construction, including but not limited to expenditures associated with the connection of additional supplies of natural gas to any gathering system, but excluding expenditures associated with maintenance, replacement or repair and related expenditures. Notwithstanding anything to the contrary contained in this Agreement, CNG and Acquisition "A" shall be jointly and severally liable to Coda and shall reimburse Coda for all Development Capital Expenditures actually paid by or for the account of Taurus after June 30, 1997 and prior to November 30, 1997, excluding therefrom any Development Capital Expenditures (i) in excess of the amount stated in Section 4.01(e)(iv) that are not expressly consented to by CNG, which consent shall not be unreasonably withheld, and (ii) associated with the Excluded Taurus Assets (the total sum of such Development Capital Expenditures to be reimbursed to Coda is hereinafter referred to as the "REIMBURSED CAPITAL EXPENDITURES"). As soon as practicable after the Closing Date, Coda shall prepare and submit to CNG a statement describing and calculating the Reimbursed Capital Expenditures. The Reimbursed Capital Expenditures shall be reimbursed to Coda in immediately available funds simultaneously with the payment due on the Working Capital adjustment described in Section 5.09(b) below.

         (b) Working Capital Adjustment. For purposes of this Agreement, "CLOSING WORKING CAPITAL" means the Working Capital of Taurus as of November 30, 1997; "WORKING CAPITAL" means (i) current assets, determined on a basis consistent with the Taurus Interim Financial Statements and in accordance with GAAP, minus (ii) current liabilities, determined on a basis consistent with the Taurus Interim Financial Statements and in accordance with GAAP (excluding all Development Capital Expenditures, other than Development Capital Expenditures associated with the Excluded Taurus Assets). As soon as practicable, but in no event not later than January 29, 1998, CNG shall cause to be prepared a calculation of the Closing Working Capital and deliver such calculation to Coda for review. Coda shall notify CNG within ten (10) business days of receipt thereof whether it agrees with such calculation and, if not, shall specify in reasonable detail the points of disagreement. If any such disagreement cannot be resolved within ten (10) business days thereafter, Coda and CNG shall mutually agree upon a reputable firm of independent public accountants which has not performed any services since January 1, 1997 for Coda, Taurus, or CNG or its affiliates to resolve all points of disagreement with respect to the Closing Working Capital. The fees of such third party accounting firm shall be borne one-half by Coda and one-half by CNG, and all determinations made by such firm shall be final, conclusive, and binding with respect to the calculation of the Closing Working Capital. If the Closing Working Capital position is less than zero, the amount by which it is less shall be paid promptly by Coda to CNG in immediately available funds; if such Closing Working Capital position is greater than zero, the amount by which it is greater shall be paid promptly by CNG to Coda in immediately available funds.

         5.10 Schedules. Disclosure of any fact or item in this Agreement or in any schedule hereto referenced to a particular section or paragraph in this Agreement (i) shall, should the existence of the fact or item or its contents be relevant to any other section or paragraph herein, be deemed to be disclosed with respect to all such other sections or paragraphs of this Agreement, whether or not an explicit cross-reference appears; and, (ii) shall not be deemed an admission, representation or warranty as to the materiality of such fact or item.

         5.11 Tax Matters. Coda will be responsible for any payment of, or receive any benefit from, federal income taxes resulting from Taurus' operations prior to Closing. Coda will be responsible for the payment of Texas franchise taxes owed by Taurus or Coda with respect to Taurus' normal business operations prior to Closing. CNG shall be responsible for the payment of Texas franchise taxes, if any, owed by Holdings. CNG shall be responsible for any Texas franchise taxes which are imposed on Taurus solely as a result of the transactions contemplated by this Agreement or operations of Taurus subsequent to Closing. Coda shall be responsible for any tax imposed under any other state (excluding Texas franchise tax) and federal laws to which Coda, Taurus and/or Holdings are subject as a result of any "gain" realized (or deemed to be realized under the Code and corresponding provisions of state law as if Coda had sold the Taurus Shares to Acquisition "B" in a stock sale subject to a
Section 338(h)(10) election under the Code). CNG shall be responsible for any additional federal or state income, franchise, sales, excise or similar taxes which Coda, Taurus or Holdings are required to pay in excess of the amounts contemplated in the immediately preceding sentence solely as a result of the structure of this transaction. Except as contemplated in this Section 5.11, all remaining taxes shall be discharged by the party incurring such tax.

         5.12 Taurus Personnel. In the event CNG notifies Coda in writing at least one business day prior to Closing that the employment of any Taurus Dallas office employee will not be continued after Closing, Coda shall cause Taurus to notify such individual of the termination of their employment effective as of Closing. Coda shall, at its own cost and expense, pay severance benefits to eligible individuals in accordance with Exhibit 1 hereto.

         5.13 Non-Competition. Coda agrees that until the second anniversary of the Closing Date, neither it nor any of its subsidiaries shall engage or agree to engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholders owning more than ten percent (10%) in any corporation or joint stock association, in any business that gathers, transports or processes natural gas within a thirty (30) mile radius of the processing plants currently owned by Taurus (excluding the Excluded Taurus Assets and excluding any gathering, transportation or processing lines and equipment acquired in connection with any acquisition of oil or gas properties by Coda or its subsidiaries).

         If any provision contained in this Section 5.13 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality of unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Coda acknowledges that CNG would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate CNG for any such breach. Coda agrees that CNG shall be entitled to injunctive relief requiring specific performance by Coda of this Section, and Coda consents to the entry thereof.

         5.14 No Negotiation. Until Closing or such time, if any, as this Agreement is terminated pursuant to Section 8 hereof, Coda, Taurus and their respective officers, directors, employees and agents will not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from any person (other than CNG) relating to any transaction involving the sale of the business or all or substantially all of the assets of Taurus or any of the capital stock of Taurus, or any merger, consolidation, business combination or similar transaction involving Taurus.

         5.15 CNG and Coda to Cause Performance. CNG agrees to take all action necessary to cause CHC, Acquisition "A" and Acquisition "B" to perform all of their respective agreements, covenants and obligations under this Agreement and to consummate the transactions contemplated by this Agreement on the terms and conditions set forth in this Agreement. CNG shall be liable for any breach of any representation, warranty, covenant or agreement of CHC, Acquisition "A" and Acquisition "B" and for any breach of this covenant. Coda agrees to take all action necessary to cause Holdings to perform all of Holdings' agreements, covenants and obligations under this Agreement and to consummate the transaction contemplated by this Agreement on the terms and conditions set forth in this Agreement. Coda shall be liable for any breach of any representation, warranty, covenant and agreement of Taurus (provided that Coda shall not be liable for post-Closing covenants and agreements of Taurus) and Holdings and for any breach of this covenant.

         5.16 Merger. Immediately prior to Closing Coda shall have caused Taurus Corp. to merge into and with Taurus L.P. pursuant to the terms of an Agreement of Merger reasonably acceptable to CNG. The Certificate of Limited Partnership and Agreement of Limited Partnership for Taurus L.P. shall be in form and substance reasonably acceptable to CNG.

6.       CONDITIONS OF CLOSING

         6.01 Conditions to Obligation of Each Party to Effect the Closing. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) Consents Obtained. All material consents, waivers, approvals, authorizations or orders of or from any governmental body or third party required to be obtained, and any filings required to be made by Coda or CNG for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and made by Coda or CNG.

         (b) No Injunction. No court having jurisdiction shall have issued, to the knowledge of Coda or CNG, an injunction preventing the consummation of the transactions contemplated hereby that shall not have been dissolved at the Closing Date.

         (c) No Material Adverse Change. CNG shall have reasonably determined in good faith, on or before November 24, 1997, by written notice to Coda, that, had the representations and warranties of Coda in this Agreement been made without any materiality or knowledge qualifications, CNG would suffer or experience claims, losses, damages, liabilities, diminution in value of the business, assets or operations of Taurus or other adverse economic impact from one or more breaches of such representations and warranties that in the aggregate would not exceed $300,000 if the Merger were to be consummated; provided that, in the event that Coda has provided any amendment to any Coda disclosure schedule as contemplated by Section 5.02, any such amendment or amendments to such Coda schedule shall not be considered to have amended such schedule for purposes of this subsection (c). The phrase "without regard to any materiality or knowledge qualifications" shall mean that (i) references to "material" and words of similar import shall, for purposes of this Section 6.01(c), be considered to have been deleted from the text of the representations and warranties of Coda in this Agreement, (ii) references to exclusions or other qualifications for items that would not, individually or in the aggregate, have or cause, or which could reasonably be expected to have, a Material Adverse Effect or phrases of similar import, shall, for such purposes, be considered to have been deleted from the text of the representations and warranties of Coda in this Agreement, and (iii) references to "to the knowledge of Coda" and words of similar import shall, for such purposes, be considered to have been deleted from the text of the representations and warranties of Coda in this Agreement.

         (d) No Laws or Regulations Affecting. No law or legally binding regulation shall have been enacted that does or would prohibit, restrict or delay the consummation of the transactions contemplated hereby or any of the conditions to consummate the transactions contemplated hereby.

         (e) Certificate of Merger. The Certificate of Merger in respect of the Merger shall have been filed with and accepted by the Secretary of State of Delaware.

         6.02 Additional Conditions to Obligations of CNG, CHC, Acquisition "A" and Acquisition "B". The obligations of CNG, CHC, Acquisition "A" and Acquisition "B" to effect the transactions contemplated by this Agreement are subject to fulfillment or waiver by CNG, CHC, Acquisition "A" and Acquisition "B" of the following conditions at or prior to the Closing:

         (a) Representations and Warranties. The representations and warranties of Coda contained in this Agreement shall be true and correct in all material respects on and as of November 24, 1997, except for changes contemplated by this Agreement, and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of November 24, 1997 and except for the representations and warranties contained in Sections 2.01(a) through 2.01(f) which shall be true and correct on the Closing Date.

         (b) Agreements and Covenants. Coda and Holdings shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing.

         (c) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (i) challenging, affecting, impairing or seeking material damages in connection with the transactions contemplated by this Agreement, or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Taurus of all or any portion of its business or assets, in either case (i) or (ii) having a Material Adverse Effect on Taurus.

         (d) Documents to be Delivered by Coda. Coda shall have delivered to CNG the following:

                 (i) the opinion of Coda's General Counsel, dated as of the Closing Date, addressed to CNG, in form and substance reasonably satisfactory to CNG, to the effect that:

                          (A) (1) Coda is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, (2) Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and (3) Taurus L.P. is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has the partnership power and authority to own, operate and lease its properties and to carry on its business as now being conducted;

                          (B) prior to the merger of Taurus Corp. with and into Taurus L.P., the authorized capital stock of Taurus consisted of 1,000 shares of common stock, par value $1.00 per share, all of which were outstanding; the Taurus Shares were duly authorized and validly issued, fully paid and non-assessable and, to the knowledge of such counsel after due investigation, have not been issued in violation of any preemptive right of shareholders;

                          (C) the outstanding interests in Taurus L.P. consist solely of the Partnership Interests; the Partnership Interests were not issued in violation of any preemptive rights and there is no option, warrant, call, subscription or other agreement relating to the Partnership Interests;

                          (D) this Agreement has been duly authorized, executed and delivered by Coda and, subject to due execution by CNG and Acquisition "A," constitutes a legal, valid and binding agreement of Coda and is enforceable against Coda (and its successors and assigns) in accordance with its terms, subject to appropriate exceptions for bankruptcy and creditors' rights matters and equitable principles;

                          (E) Coda has the corporate right and authority to enter into and perform this Agreement and execute the documents to be delivered by Coda pursuant hereto;

                          (F) no consent or approval by the stockholders of Coda is or shall be required for the execution, delivery and performance by Coda of the Agreement or compliance with the terms thereof;

                          (G) the execution, delivery and performance of the Agreement by Coda and the consummation by Coda of all of the transactions contemplated thereby will not conflict with or violate any provisions of the charter or bylaws, as amended, of Coda, or any statute, rule, or regulation applicable to Coda or, to the knowledge of such counsel after due investigation, any law, rule, regulation, order, judgment or decree to which Coda or Taurus is a party or by which Coda or Taurus or the properties or assets of Taurus or the Partnership Interests are bound;

                 (ii) a certificate of Coda, executed by an authorized officer of Coda, to the effect that each of the conditions specified above in Sections 6.02(a) and (b) are satisfied in all material respects;

                 (iii) a certificate of merger executed by Holdings in respect of the Merger;

                 (iv) an assignment of partnership interest evidencing the assignment of Coda's partnership interest in Taurus L.P. to CHC;

                 (v) such other documents as CNG may reasonably request for the purpose of evidencing the accuracy of Coda's representations and warranties, Coda's performance of or compliance with any covenant or obligation to be performed or complied with hereunder, or the satisfaction by Coda of any condition set forth herein, or to otherwise facilitate the consummation of the transactions contemplated by this Agreement.

         (e) No Casualty Loss. Taurus' assets, taken as a whole, shall not have been damaged, lost or destroyed (whether or not any such damage, loss or destruction is covered by an applicable policy of insurance) after the execution and delivery of this Agreement and prior to November 24, 1997 where the cost to repair or replace such assets exceeds $250,000.

         6.03 Additional Conditions to Obligations of Coda and Holdings. The obligation of Coda and Holdings to effect the transactions contemplated by this Agreement is subject to fulfillment or waiver by Coda and Holdings of the following conditions at or prior to the Closing:

         (a) Representations and Warranties. The representations and warranties of CNG, CHC, Acquisition "A" and Acquisition "B" contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) with the same force and effect as if made on and as of the Closing Date.

         (b) Agreements and Covenants. CNG shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

         (c) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by any government agency or any other person challenging, affecting, impairing or seeking material damages in connection with the transactions contemplated by this Agreement.

         (d) Delivery of Purchase Consideration. CNG shall have delivered or caused to be delivered to Coda the Merger Consideration by wire transfer.

         (e) Documents to be Delivered by CNG. CNG shall have delivered to Coda the following:

                 (i) the opinion of counsel to CNG, dated as of the Closing Date, addressed to Coda, in form and substance reasonably satisfactory to Coda, to the effect that:

                          (A) (1) CNG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, (2) CHC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma and has the power and authority to own, operate and lease its properties and to carry on its business as now being conducted, (3) Acquisition "A" is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Oklahoma and has the power and authority to own, operate and lease its properties and to carry on its business as now being conducted, (4) Acquisition "B" is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own, operate and lease its properties and to carry on its business as now being conducted;

                          (B) this Agreement has been duly authorized, executed and delivered by CNG, CHC, Acquisition "A" and Acquisition "B" and subject to due execution by Coda, constitutes a valid and binding agreement of CNG, CHC, Acquisition "A" and Acquisition "B" and is enforceable against CNG, CHC, Acquisition "A" and Acquisition "B" (and their successors and assigns) in accordance with its terms, subject to appropriate exceptions for bankruptcy and creditors' rights matters and equitable principles;

                          (C) CNG, CHC, Acquisition "A" and Acquisition "B" have the right and authority to enter into and perform this Agreement and execute the documents to be delivered by CNG, CHC, Acquisition "A" and Acquisition "B" pursuant hereto;

                          (D) no consent or approval by the shareholders of CNG, CHC, Acquisition "A" or Acquisition "B" is or shall be required for the execution, delivery and performance by CNG, CHC, Acquisition "A" and Acquisition "B" of the Agreement or compliance with the terms thereof;

                          (E) the execution, delivery and performance of the Agreement by CNG, CHC, Acquisition "A" and Acquisition "B" and the consummation by CNG, CHC, Acquisition "A" and Acquisition "B" of all of the transactions contemplated thereby will not conflict with or violate any provisions of the organizational or governance instruments of CNG, CHC, Acquisition "A" and Acquisition "B" or any statute, rule, or regulation applicable to CNG, CHC, Acquisition "A" and Acquisition "B" or, to the knowledge of such counsel after due investigation, any law, rule, regulation, order, judgment or decree to which CNG, CHC, Acquisition "A" and Acquisition "B" is a party or by which CNG, CHC, Acquisition "A" and Acquisition "B" is bound;

                 (ii) certificates of CNG, CHC, Acquisition "A" and Acquisition "B" executed by a duly authorized party, to the effect that each of the conditions specified above in Section 6.03(a) and (b) is satisfied in all material respects;

                 (iii) a certificate of merger executed by Acquisition "B" in respect of the Merger;

                 (iv) an assumption agreement evidencing the assumption by CHC of Coda's general partner duties, obligations and liabilities in respect of Taurus L.P.; and

                 (v) such other documents as Coda may reasonably request for the purpose of evidencing the accuracy of CNG's, CHC's, Acquisition "A"'s and Acquisition "B'"s representations and warranties, CNG's, CHC's, Acquisition "A"'s and Acquisition "B"'s performance of or compliance with any covenant or obligation to be performed or complied with hereunder, or the satisfaction by CNG, CHC, Acquisition "A" and Acquisition "B" of any condition set forth herein, or to otherwise facilitate the consummation of the transactions contemplated by this Agreement.

         (f) Consents, Waivers. Coda shall have obtained any and all consents, waivers or other approvals required for the transactions contemplated by this Agreement, in form and substance satisfactory to Coda, under its (i) March 18, 1996 Indenture, as modified or amended, covering Coda's 10 1/2% Senior Subordinated Notes due 2006 and (ii) February 14, 1996 Revolving Credit Facility, as modified or amended, with NationsBank of Texas, N.A., and other lenders.

7.       INDEMNITIES

         7.01 INDEMNIFICATION OF CNG, CHC, ACQUISITION "A" AND ACQUISITION "B". SUBJECT TO THE OTHER PROVISIONS OF THIS ARTICLE 7, CODA AGREES TO DEFEND, INDEMNIFY, AND HOLD CNG, CHC, ACQUISITION "A" AND ACQUISITION "B" AND THEIR

SUCCESSORS AND ASSIGNS, AND THEIR OFFICERS, DIRECTORS, AFFILIATES, AGENTS AND EMPLOYEES, HARMLESS FROM AND AGAINST, AND PROMPTLY REIMBURSE THEM FOR, ANY AND ALL LOSSES, EXPENSES, DAMAGES, DEFICIENCIES, LIABILITIES, PAYMENTS, PENALTIES, LITIGATION, DEMANDS, DEFENSES, JUDGMENTS, PROCEEDINGS, COSTS, OBLIGATIONS, SETTLEMENT COSTS, AND ATTORNEYS', ACCOUNTANTS' AND OTHER PROFESSIONAL ADVISORS' FEES (INCLUDING REASONABLE COSTS OF INVESTIGATION AND PREPARATION) OF ANY KIND OR NATURE WHATSOEVER (COLLECTIVELY, "LOSS" OR "LOSSES") NET OF ANY INCOME TAX EFFECT THEREOF THEREAFTER REALIZED BY CNG, ACQUISITION "A", ACQUISITION "B" OR TAURUS WITH RESPECT TO, AND IN, THE TAX YEAR IN WHICH THE LOSS OCCURS, AND NET OF ANY RECOVERIES FROM THIRD PARTIES AS CONTEMPLATED IN SECTION 7.05 (INCLUDING RECOVERIES UNDER ANY INSURANCE POLICIES MAINTAINED BY TAURUS), DIRECTLY OR INDIRECTLY ARISING OUT OF, RESULTING FROM, RELATING TO OR IN CONNECTION WITH
(i) ANY BREACH OF, INACCURACY IN, OR NONPERFORMANCE OF, ANY REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT OF CODA CONTAINED IN THIS AGREEMENT, AND (ii) THE OWNERSHIP OR OPERATION OF THE EXCLUDED TAURUS ASSETS; PROVIDED, HOWEVER, THAT CNG, CHC, ACQUISITION "A," AND ACQUISITION "B" SHALL BE INDEMNIFIED FOR A BREACH OF NOT MORE THAN ONE REPRESENTATION AND WARRANTY CONTAINED IN SECTION
2.01 HEREUNDER (WITHOUT DUPLICATION) IN RESPECT OF EACH SPECIFIC LOSS WHICH IS INDEMNIFIABLE UNDER THIS SECTION 7.01. WITH RESPECT TO ANY LOSSES ARISING BY REASON OF A BREACH OF ANY OF CODA'S REPRESENTATIONS AND WARRANTIES MADE IN
SECTION 2.01, ALL OF SAID REPRESENTATIONS AND WARRANTIES SHALL BE DEEMED TO HAVE BEEN MADE WITHOUT ANY MATERIALITY OR KNOWLEDGE QUALIFICATIONS. THE PHRASE "WITHOUT ANY MATERIALITY OR KNOWLEDGE QUALIFICATIONS" SHALL MEAN THAT (i) REFERENCES TO "MATERIAL" AND WORDS OF SIMILAR IMPORT SHALL, FOR PURPOSES OF THIS SECTION 7.01, BE CONSIDERED TO HAVE BEEN DELETED FROM THE TEXT OF THE REPRESENTATIONS AND WARRANTIES OF CODA IN THIS AGREEMENT, (ii) REFERENCES TO EXCLUSIONS OR OTHER QUALIFICATIONS FOR ITEMS THAT WOULD NOT, INDIVIDUALLY OR IN THE AGGREGATE, OR WHICH COULD REASONABLY BE EXPECTED TO HAVE, A MATERIAL ADVERSE EFFECT, OR PHRASES OF SIMILAR IMPORT, SHALL, FOR SUCH PURPOSES, BE CONSIDERED TO HAVE BEEN DELETED FROM THE TEXT OF THE REPRESENTATIONS AND WARRANTIES OF CODA IN THIS AGREEMENT, AND (iii) REFERENCES TO "TO THE KNOWLEDGE OF CODA" AND WORDS OF SIMILAR IMPORT SHALL, FOR PURPOSES OF THIS SECTION 7.01, BE CONSIDERED TO HAVE BEEN DELETED FROM THE TEXT OF THE REPRESENTATIONS AND WARRANTIES OF CODA AND HOLDINGS IN THIS AGREEMENT.

         7.02 INDEMNIFICATION OF CODA. SUBJECT TO THE OTHER PROVISIONS OF THIS ARTICLE 7, CNG, CHC, ACQUISITION "A" AND ACQUISITION "B", JOINTLY AND SEVERALLY, AGREE TO DEFEND, INDEMNIFY, AND HOLD CODA, ITS SUCCESSORS AND ASSIGNS, AND ITS OFFICERS, DIRECTORS, AFFILIATES, AGENTS AND EMPLOYEES, HARMLESS FROM AND AGAINST, AND PROMPTLY REIMBURSE IT FOR, ANY AND ALL LOSSES, NET OF ANY INCOME TAX EFFECT THEREOF REALIZED BY CODA WITH RESPECT TO, AND IN, THE TAX YEAR IN WHICH THE LOSS OCCURS, AND NET OF ANY RECOVERIES FROM THIRD PARTIES, DIRECTLY OR INDIRECTLY ARISING OUT OF, RESULTING FROM,

RELATING TO OR IN CONNECTION WITH (i) ANY BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT OF CNG, CHC, ACQUISITION "A" OR ACQUISITION "B" CONTAINED IN THIS AGREEMENT, (ii) THE BUSINESS, OPERATIONS AND ASSETS OF TAURUS ARISING IN WHOLE OR IN PART AFTER THE CLOSING DATE, BUT EXCLUDING ANY LOSSES DIRECTLY OR INDIRECTLY ARISING OUT OF, RESULTING FROM, RELATING TO OR IN CONNECTION WITH THE OWNERSHIP OR OPERATION OF THE EXCLUDED TAURUS ASSETS AND
(iii) ANY LOSSES IN RESPECT OF FEDERAL, STATE OR LOCAL TAX LIABILITIES AS SET FORTH IN SECTION 5.11; PROVIDED, HOWEVER, THAT CODA SHALL BE INDEMNIFIED FOR A BREACH OF NOT MORE THAN ONE REPRESENTATION AND WARRANTY CONTAINED IN SECTION
2.01 HEREUNDER (WITHOUT DUPLICATION) IN RESPECT OF EACH SPECIFIC LOSS WHICH IS INDEMNIFIABLE UNDER THIS SECTION 7.02. WITH RESPECT TO ANY LOSSES ARISING BY REASON OF A BREACH OF ANY REPRESENTATIONS AND WARRANTIES MADE BY CNG OR ACQUISITION "A" IN SECTION 3.01, ALL OF SAID REPRESENTATIONS AND WARRANTIES SHALL BE DEEMED TO HAVE BEEN MADE WITHOUT ANY MATERIALITY OR KNOWLEDGE QUALIFICATIONS. THE PHRASE "WITHOUT ANY MATERIALITY OR KNOWLEDGE QUALIFICATIONS" SHALL MEAN THAT (i) REFERENCES TO "MATERIAL" AND WORDS OF SIMILAR IMPORT SHALL, FOR PURPOSES OF THIS SECTION 7.01, BE CONSIDERED TO HAVE BEEN DELETED FROM THE TEXT OF THE REPRESENTATIONS AND WARRANTIES OF CNG, CHC, ACQUISITION "A" AND ACQUISITION "B" IN THIS AGREEMENT, (ii) REFERENCES TO EXCLUSIONS OR OTHER QUALIFICATIONS FOR ITEMS THAT WOULD NOT, INDIVIDUALLY OR IN THE AGGREGATE, OR WHICH COULD REASONABLY BE EXPECTED TO HAVE, A MATERIAL ADVERSE EFFECT, OR PHRASES OF SIMILAR IMPORT, SHALL, FOR SUCH PURPOSES, BE CONSIDERED TO HAVE BEEN DELETED FROM THE TEXT OF THE REPRESENTATIONS AND WARRANTIES OF CNG, CHC, ACQUISITION "A" AND ACQUISITION "B" IN THIS AGREEMENT, AND (iii) REFERENCES TO "TO THE KNOWLEDGE OF CNG" AND WORDS OF SIMILAR IMPORT SHALL, FOR PURPOSES OF THIS SECTION 7.01, BE CONSIDERED TO HAVE BEEN DELETED FROM THE TEXT OF THE REPRESENTATIONS AND WARRANTIES OF CNG, CHC, ACQUISITION "A" AND ACQUISITION "B" IN THIS AGREEMENT.

         7.03    Limitation on Indemnity.

         (a) Notwithstanding anything to the contrary contained in this Agreement, for purposes of the indemnity of CNG, CHC, Acquisition "A" and Acquisition "B" by Coda provided for in Section 7.01: (i) the aggregate of all Losses as hereinabove defined (other than Losses arising from a breach of the representation in Section 2.01(q) (an "ENVIRONMENTAL LOSS")) (net of income tax effects and net of any recoveries from third parties (including recoveries under insurance policies) as described in Section 7.05) shall not exceed $3,000,000; and (ii) the indemnity in Section 7.01 shall be subject to deductibles for certain Losses (net of income tax effects and net of any recoveries from third parties (including recoveries under insurance policies) as described in Section 7.05) as set forth below. Notwithstanding anything to the contrary contained in this Agreement, for purposes of the indemnity of CNG, CHC, Acquisition "A" and Acquisition "B" by Coda provided for in Section 7.01 with respect to any Environmental Loss: (x) the aggregate of all Environmental Losses (net of income tax effects and net of any recoveries from third parties (including recoveries under insurance policies) as described in Section 7.05) shall not exceed $5,000,000; (y) the indemnity in Section 7.01 shall be subject to deductibles for Environmental Losses arising from a breach of the representation in Section 2.01(q) (net of income tax effects and net of any recoveries from third parties (including recoveries under insurance policies) as described in Section 7.05) as set forth below; and (z) Environmental Losses shall not be recoverable from the breach of any other representation or warranty contained in Section 2.01. The deductibles for those Losses other than Environmental Losses (net of income tax effects and net of any recoveries from third parties (including recoveries under insurance policies) as described in
Section 7.05) described in clause (ii) above shall be $100,000, in the aggregate, for breach of each representation and warranty in Section 2.01 which are to be construed, for purposes of such deductibles, as follows: (A) Sections 2.01(g), (i), (l) and (aa) shall each be construed as a single representation and warranty, (B) Sections 2.01(h), (j) and (r) read together as if they were one representation and warranty, (C) Sections 2.01(m), (u) and (cc) read together as if they were one representation and warranty, and (D) all other subsections of Section 2.01 read together as if they were one representation and warranty. The deductible for Environmental Losses (net of income tax effects and net of any recoveries from third parties (including recoveries under insurance policies) as described in Section 7.05) as described in clause (y) above shall be $50,000 in the aggregate. With respect to the deductibles set forth in the immediately preceding sentence, Coda may not assert that any single occurrence (or closely related set of occurrences) is subject to more than one deductible. Except as described on Schedule 7.03(a), Coda will not be responsible for any indemnification in respect of any claim for a breach by Coda or Holdings of any representation, warranty, covenant or agreement herein that is known to CNG, CHC, Acquisition "A" and Acquisition "B" at the date of this Agreement. The limitations on indemnity contained in clauses (i) and (ii) of this Section 7.03 shall not apply to breaches of the representation contained in Section 2.01(k) and the agreement of Coda set forth in Section 5.11 (provided, however, any breach thereof may only relate to the tax period ending on or prior to the Closing Date as set forth in Section 5.11). The indemnity provided in Section 7.01, as hereinabove limited, shall be the sole remedy of CNG, CHC, Acquisition "A" and Acquisition "B" against Coda with respect to any breach or inaccuracy of any representation or warranty of Coda contained in Section 2.01 of this Agreement.

         (b) Notwithstanding anything to the contrary contained in this Agreement, for purposes of the indemnity of Coda by CNG, CHC, Acquisition "A" and Acquisition "B" provided for in Section 7.02: (i) the aggregate of all Losses as hereinabove defined (net of income tax effects and net of any recoveries from third parties (including recoveries under insurance policies) as described in Section 7.02) shall not exceed $3,000,000; (ii) such indemnity shall only be made once the aggregate of all Losses under Section 7.02 exceed $300,000, (iii) the limits on indemnity contained in clauses (i) and (ii) of this Section 7.03(b) shall not apply to the indemnity contained in Section 7.02(iii) and the agreement of CNG set forth in Section 5.11; and (iv) the indemnity provided in Section 7.02, as hereinabove limited, shall be the sole remedy of Coda (or its affiliates) against CNG, CHC, Acquisition "A" and Acquisition "B" with respect to any breach or inaccuracy of any representation or warranty of CNG, CHC, Acquisition "A" and Acquisition "B" contained in
Section 3.01 of this Agreement

         (c) Notwithstanding anything to the contrary contained herein, the indemnity and hold harmless obligations provided for in Sections 7.01 and 7.02 shall terminate on the second anniversary of the Closing Date; provided, however, that the obligations under Sections 7.01 and 7.02 shall not terminate with respect to any item as to which the person entitled to indemnification shall have, before the expiration of such applicable period, delivered notice pursuant to Section 7.04; and provided, further, that the indemnity for taxes due or payable shall not terminate until the expiration of the applicable statute of limitations.

         7.04    Notice and Opportunity to Defend.

         (a) If any of the persons entitled to indemnification hereunder (the "INDEMNITEE") receives notice of any claim or commencement of any action or proceeding (an "ASSERTED LIABILITY") with respect to which another party (the "INDEMNITOR") is or may be obligated to provide indemnification pursuant to Sections 7.01 or 7.02 hereof, the Indemnitee shall promptly notify the Indemnitor, describing the Asserted Liability in reasonable detail and indicating the amount (which may be estimated) of the loss, expense, damage, liability, or obligation that has been or may be asserted by the Indemnitee against the Indemnitor; provided, however, that the failure to give such notice shall not result in a loss of the Indemnitee's right to indemnification under this Article 7 unless and to the extent such failure materially prejudices the Indemnitor's ability to defend against the Asserted Liability.

         (b) No settlement or compromise of an Asserted Liability may be made by the Indemnitee without the written consent of the Indemnitor. No settlement or compromise of an Asserted Liability may be made by Indemnitor without the written consent of Indemnitee unless such settlement includes as an unconditional term thereof, a full release of all Indemnitees by the claimant or plaintiff from all liability with respect to the Asserted Liability.

         (c) If the Indemnitor so elects, the Indemnitor, at the Indemnitor's expense, shall assume the defense of the Asserted Liability and shall have the right to settle or compromise the same, except that if the Indemnitee's counsel reasonably objects to such assumption on the ground that there may be legal defenses available to the Indemnitee that are different from or in addition to those available to the Indemnitor, then the Indemnitee shall have the right to employ separate counsel approved by the Indemnitor. In order to assume such defense, the Indemnitor must notify the Indemnitee in writing of its election to do so within ten (10) business days of receipt of notice of the Asserted Liability from the Indemnitee; in the event the Indemnitor does not so notify the Indemnitee within such ten (10) business day period, the Indemnitor shall be deemed to have elected to not assume such defense.

         (d) If the Indemnitor assumes the defense of the Asserted Liability, the Indemnitor shall not be liable for the fees and expenses of the Indemnitee's counsel incurred thereafter in connection with the Asserted Liability. As to those Asserted Liabilities with respect to which the Indemnitor does not elect to assume control or defense (i) the Indemnitee shall afford the Indemnitor an opportunity to participate in such defense, at the Indemnitor's own cost and expense and (ii) the Indemnitor agrees to reasonably cooperate in such defense.

         (e) In no event shall the Indemnitor be liable for the fees and expenses of more than one counsel for any, some or all Indemnitees in any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless in the reasonable opinion of such counsel, there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two Indemnitees.

         7.05 Insurance, Etc. Following Closing, CNG, CHC, Acquisition "A" and Acquisition "B" shall use or cause to be used commercially reasonable efforts, and shall cause Taurus to use commercially reasonable efforts, to (i) file (or cause to be filed) claims under all insurance policies held by Taurus immediately prior to the Closing Date that may be recoverable in respect of any indemnified Losses thereunder, (ii) pursue all claims for indemnification, contribution or other recoveries (whether for breach of contract or otherwise) under agreements with third parties, and (iii) pursue all rights for contribution or other recoveries against third parties afforded under applicable law (including, but not limited to, remedies afforded under CERCLA); provided, however, CNG, CHC, Acquisition "A" and Acquisition "B" shall not be obligated to make out-of-pocket payments on any Loss pending resolution of any claims for indemnity, contribution or other recoveries against third parties, it being agreed that Coda shall make such payment and CNG, CHC, Acquisition "A" and Acquisition "B" shall cause Taurus, Acquisition "A" or Acquisition "B" to reimburse Coda for any indemnity payment made by it that is later recovered from a third party. Coda (through counsel retained by Coda at Coda's expense) shall be afforded the opportunity to consult with such insurer(s) and any settlement with any insurer in respect of any indemnified Losses may only be made with the consent of Coda. CNG, Acquisition "A" and Acquisition "B" shall cause Taurus to maintain in full force and effect all existing policies of insurance coverages currently in effect in accordance with the custom of similarly situated companies in the same industry. In the event CNG, CHC, Acquisition "A" or Acquisition "B" determine to cancel or not renew any of such insurance policies pursuant to the foregoing sentence, CNG shall give Coda written notice the earlier of twenty (20) days prior to the effective date of such cancellation or expiration or five (5) days after receipt of a written notice of cancellation. Coda shall be afforded the opportunity to renew any such policy at its own cost. CNG, CHC, Acquisition "A" and Acquisition "B" shall cooperate, and shall cause Taurus to cooperate, with Coda in respect of the renewal or extension of such insurance or in securing a replacement policy therefor.

         No right of subrogation shall accrue hereunder to any insurer or other party. There shall be no third party beneficiaries of any provision of this
Section 7.06 (other than the Indemnitee under Section 7.01).

8.       TERMINATION, AMENDMENT AND WAIVER

         8.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

         (a)     By mutual written consent of Coda and CNG;

         (b) By Coda or CNG, if Closing has not occurred by November 25, 1997, so long as the failure to consummate the transaction contemplated by this Agreement does not result from a breach of this Agreement by the party seeking termination of this Agreement;

         (c) By Coda or CNG, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

         (d) By CNG, if Coda breaches in any material respect any of its agreements or covenants contained herein, and such breach is not waived or cured within ten (10) days after written notice from CNG; provided that, if such agreement or covenant cannot reasonably be cured within ten (10) days after written notice, then an additional reasonable period of time shall be permitted, not to exceed twenty (20) days, provided the breaching party is continually and diligently pursuing such cure.

         (e) By Coda, if CNG, CHC, Acquisition "A" or Acquisition "B" breaches in any material respect any of its agreements or covenants contained herein, and such breach is not waived or cured within ten (10) days after written notice from Coda; provided that, if such agreement or covenant cannot reasonably be cured within ten (10) days after written notice, then an additional reasonable period of time shall be permitted, not to exceed twenty
(20) days, provided the breaching party is continually and diligently pursuing such cure.

         (f) By CNG, if there shall have occurred, after the execution and delivery of this Agreement and prior to November 24, 1997, a casualty loss in respect of the property, plant or equipment of Taurus in excess of $250,000.

         8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (i) as set forth in Sections 8.05 and 9.01 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof and for any breach giving rise to a termination under Sections 8.01(d) or (e).

         8.03 Amendment. This Agreement may be amended by an instrument in writing, signed by the parties hereto.

         8.04 Waiver. At any time prior to Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions contained herein; provided that, any such extension or waiver shall be valid and enforceable only if set forth in an instrument in writing signed by the party to be bound thereby.

         8.05 Fees and Expenses. Except as otherwise expressly provided in this Agreement, each party hereto agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations hereunder, whether or not the transactions contemplated hereby shall be consummated, including, without limitation, those incident to the preparation and negotiation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by it in connection with the transactions contemplated hereby.

9.       MISCELLANEOUS

         9.01 Survival of Representations, Warranties, Covenants and Agreements. Following Closing, (i) except as otherwise provided in clause (ii) of this Section 9.01 all representations and warranties set forth in Articles 2 and 3 hereof shall survive until the second anniversary of the Closing Date; and (ii) the representation contained in Section 2.01(k) (but only as to liabilities for taxes accrued or due for any Taurus Corp. tax period prior to the Closing Date) and the covenants and agreements set forth in Articles 7 and 9 and Sections 5.03, 5.04, 5.05(b), 5.05(d), 5.06, 5.07, 5.08, 5.09, 5.10,
5.11, 5.12, 5.13, 5.15 and 8.05 shall continue in force and effect indefinitely, except as may be otherwise provided pursuant to the respective terms and provisions thereof. In the event of termination of this Agreement pursuant to Section 8.01, those covenants and agreements set forth in Article 9 and Sections 5.01 (with respect to the obligations contained in the Confidentiality Agreement) 5.04, 8.02 and 8.05 shall continue in force and effect indefinitely.

         9.02 Knowledge. For purposes of this Agreement, the phrase "TO THE KNOWLEDGE OF" any party shall mean to the knowledge of the officers of such party; provided that, the phrase "TO THE KNOWLEDGE OF CODA" shall also include the knowledge of the officers of Taurus.

         9.03 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or telecopied if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), delivered by overnight courier service or sent by facsimile (with receipt mechanically or telephonically confirmed) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)     If to Coda or Holdings:

                          Coda Energy, Inc.
                          5735 Pineland Drive, Suite 300
                          Dallas, Texas 75231
                          Attention: General Counsel
                          Telephone:       214-692-1800
                          Facsimile:       214-265-4777

         (b)     If to CNG, CHC, Acquisition "A" or Acquisition "B":

                          Continental Natural Gas, Inc.
                          1437 S. Boulder, Suite 1250
                          Tulsa, Oklahoma 74119
                          Attention: General Counsel
                          Telephone:       918-582-4700
                          Facsimile:       918-560-4900

         9.04 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa.

         9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         9.06 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. This Agreement has been executed by the respective parties hereto as of the date first written above. References in this Agreement to "THIS AGREEMENT" or words of similar import shall be deemed to include all exhibits, schedules, and certificates furnished pursuant hereto.

         9.07 Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, provided that no such assignment shall release the assigning party from its obligations hereunder. Notwithstanding the second sentence of this Section 9.07, Coda may, prior to the Closing Date, and without the consent of CNG, Acquisition "A" and/or CHC
(i) convey Taurus in its entirety to JEDI or its designee, (ii) assign all of their rights, duties, obligations and liabilities under this Agreement to JEDI (other than the agreements of Coda in Sections 5.01, 5.03, 5.05, 5.06, 5.07, 5.08, 5.09 and 5.13 which shall remain obligations or rights of Coda) and (iii) the parties hereto agree to make such modifications to this Agreement as are reasonable and necessary in respect of such assignment.

         9.08 Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person (other than JEDI) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.09 Choice of Forum; Consent to Service of Process. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement or any agreement or obligation delivered in connection with this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of the State of Texas, County of Dallas or in the United States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Agreement or any related agreement or obligation.

         Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any agreement or obligation delivered in connection with this Agreement, brought in the courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         9.10 Governing Law. THIS AGREEMENT IS MADE PURSUANT TO, SHALL BE CONSTRUED UNDER, AND SHALL BE CONCLUSIVELY DEEMED FOR ALL PURPOSES TO HAVE BEEN EXECUTED AND DELIVERED UNDER, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS. THE OBLIGATIONS AND UNDERTAKINGS OF EACH OF THE PARTIES TO THIS AGREEMENT SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS.

         9.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         9.12 Arbitration. Any and all claims, demands, causes of action, disputes, controversies and other matters in question arising out of or relating to this Agreement (except disputes arising under Section 5.09(b) which shall be resolved as set forth therein), the alleged breach thereof, or in any way relating to the subject matter of this Agreement ("CLAIMS"), even though some or all of such Claims allegedly are extracontractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Dallas, Texas. The arbitration shall be before a panel of three arbitrators. Each party to such dispute shall select one arbitrator and the two arbitrators selected by the parties shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Either party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive (including, without limitation, any exemplary damages, treble damages or any other penalty or punitive type of damages), consequential, incidental or indirect damages (in tort, contract or otherwise) under any circumstances, the parties hereby waiving their right, if any, to recover such damages in connection with any Claims. The arbitrators shall be entitled to award costs of the arbitration and attorney's fees as they deem appropriate. Prior to any person instituting a Claim under this Agreement, such person shall provide to the other party hereto a written notice specifying the nature and basis of the Claim. The persons who are the subject of any Claim shall be given thirty (30) days to cure any breach before any Claim is filed.

It is further agreed that prior to such Claims being submitted to the arbitrators on such Claims, the parties to the Claims shall attempt to resolve such Claims through non-binding mediation of such Claims for a period not in excess of 30 days commencing after assertion of a Claim.

                                   * * * * *

         IN WITNESS WHEREOF, Coda, Holdings, CNG, Acquisition "A," Acquisition "B" and CHC have caused this Agreement to be executed as of the date first written above.


                                       CODA ENERGY, INC.


                                       By:
                                          -------------------------------------
                                       Name:            Grant W. Henderson
                                       Title:           President and CFO


                                       TAURUS HOLDINGS CORP.


                                       By:
                                          -------------------------------------
                                       Name:            Grant W. Henderson
                                       Title:           President


                                       CONTINENTAL NATURAL GAS, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       CONTINENTAL/TAURUS HOLDINGS
                                       COMPANY, L.L.C.
                                       BY:      CONTINENTAL HOLDINGS
                                                COMPANY, MANAGER


                                                By:
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------


                                       CONTINENTAL HOLDINGS COMPANY

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       CONTINENTAL/TAURUS ACQUISITION CORP.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------